AMENDMENT TO TERM NOTE

       This Amendment to Term Note is made as of October 1, 1995, between VALUE ADDED FOOD SERVICES, INC., a Maryland corporation (the "Maker") and DUTTERER'S OF MANCHESTER CORPORATION., a Maryland corporation (the "Holder").

                                 RECITALS


       The Maker is the maker of a promissory note (the "Note") dated as of September 3, 1995, payable to the order of the Holder in the original principal amount of $1,077,821.00 (the "Loan"). The Note evidences indebtedness incurred by the the Maker to the Holder pursuant to a sale of certain of the Holder's assets to the Maker, as set forth in the Closing Agreement dated as of September 3, 1995. The original principal amount of the Note reflects an estimated purchase price for the assets. The final purchase price has now been calculated to be $1,154,172.00. The corrected principal amount of the Note is 90% of the final purchase price, and the parties desire to amend the Note accordingly, pursuant to Section 1.6 of the Closing Agreement.

       NOW, THEREFORE, the parties hereto agree as follows:

       1. The original principal amount of the Note is hereby reduced to $1,038,755.00.

       2. Except as amended herein, the Note remains in full force and effect.

       3. This Amendment to Term Note shall be attached to the Note.

       WITNESS the following signatures and seals.


                                   VALUE ADDED FOOD SERVICES, INC.,
                                     a Maryland corporation


                                  By:  Vernon W. Mules          (SEAL)
                                       Vice President
                                           (Signature)


                                   DUTTERER'S OF MANCHESTER CORP.,
                                     a Maryland corporation


                                   By:  Steven C. Houfek        (SEAL)
                                        Authorized Agent
                                           (Signature)